Exhibit 3.7

SIXTH AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KAYAK SOFTWARE CORPORATION

(Pursuant to Sections 242 of the

General Corporation Law of the State of Delaware)

Kayak Software Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1) That the name of this corporation is Kayak Software Corporation, and that this corporation was originally incorporated pursuant to the General Corporation Law on January 14, 2004 under the name Travel Search Company, Inc.;

2) That the Board of Directors duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation, as amended and in effect, of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor;

3) That the Board of Directors of the Corporation directed that such amendment be submitted to the stockholders of the Corporation for their consent and approval and, in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law (the “DGCL”).

4) That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the DGCL; which resolutions and consent setting forth the proposed amendment and restatement is as follows:

RESOLVED, that Article First of the Amended and Restated Certificate of Incorporation of this corporation be amended and restated to read as follows:

“FIRST. The name of the Corporation (hereinafter called the “Corporation”) is: KAYAK Software Corporation.”

RESOLVED, that Article Fourth Section B.1B of the Amended and Restated Certificate of Incorporation of this corporation be amended and restated to read as follows:

“Board Size. The Board of Directors of the Corporation shall be comprised of eight (8) directors; provided, however, that if the number of Preferred Directors is, from time to time, increased from four (4) to seven (7) pursuant to subparagraph 6C, the Board of Directors of the Corporation shall be comprised of eleven (11) directors.

RESOLVED, that Article Fourth Section B.1C of the Amended and Restated Certificate of Incorporation of this corporation be amended and restated to read as follows:

“Board Seats.

(a) The holders of the Series A Convertible Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Series A Directors”). The number of Series A Directors may be increased to four (4) directors from time to time pursuant to subparagraph 6C. The holders of the Series C Convertible Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Series C Director”). The number of Series C Directors may be increased to two (2) directors from time to time pursuant to subparagraph 6C. The holders of the Series D Convertible Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Series D Director”; the Series A Directors, the Series C Director and the Series D Director are referred to collectively as the “Preferred Directors”). The holders of the Common Stock, voting separately as one class, shall be entitled to elect two (2) directors of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Common Directors”). The holders of the Convertible Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Preferred and Common Director”). The holders of Convertible Preferred Stock, voting together as a single class on as-converted to Common Stock basis, shall be entitled to elect the one (1) remaining director of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Remaining Director”).

(b) At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of (A) the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of the Series A Directors (and, in the absence of such quorum, the holders of record of shares of Series A Convertible Preferred Stock representing a majority of the voting power present in person or by proxy of the Series A Convertible Preferred Stock shall have power to adjourn the meeting for the election of the Series A Directors without notice other than announcement at the meeting), (B) the holders of a majority of the shares of Series C Convertible Preferred Stock then outstanding shall constitute a quorum of the Series C Convertible Preferred Stock for the election of the Series C Director (and, in the absence of such quorum, the holders of record of shares of Series C Convertible Preferred Stock representing a majority of the voting power present in person or by proxy of the Series C Convertible Preferred Stock shall have power to adjourn the meeting for the election of the Series C Director without notice other than announcement at the meeting), (C) the holders of a majority of the shares of Series D Convertible Preferred Stock then outstanding shall constitute a quorum of the Series D Convertible Preferred Stock for the election of the Series D Director (and, in the absence of such quorum, the holders of record of shares of Series D Convertible Preferred Stock representing a majority of the voting power present in person or by proxy of the Series D Convertible Preferred Stock shall have power to adjourn the meeting for the election of the Series D Director without notice other than announcement at the meeting), (D) the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of the Common Directors (and, in the absence of such quorum, the holders of record of shares of Common Stock representing a majority of the voting power present in person or by proxy of the Common Stock shall have power to adjourn the meeting for the election of the Common Directors without notice other than announcement at the meeting), (E) the holders of a majority of the shares of Convertible Preferred Stock and Common Stock then outstanding (voting together as a single class and calculated on an as-converted to Common Stock basis) shall constitute a quorum for the election of the Preferred and Common Director (and, in the absence of such quorum, the holders of record of shares of Convertible Preferred Stock and Common Stock, voting together as a single class on an as-converted to Common Stock basis, representing a majority of the voting power present in person or by proxy of the Convertible Preferred Stock and Common Stock, determined on an as-converted to Common Stock basis, shall have power to adjourn the meeting for the election of the Remaining Director without notice other than announcement at the meeting), and (F) the holders of a majority of the shares of Convertible Preferred Stock then outstanding (voting together as a single class and calculated on an as-converted to Common Stock basis) shall constitute a quorum for the election of the Remaining Director (and, in the absence of such quorum, the holders of record of shares of Convertible Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, representing a majority of the voting power present in person or by proxy of the Convertible Preferred Stock, determined on an as-converted to Common Stock basis.

At any such meeting or adjournment thereof, the absence of such a quorum of the Series A Convertible Preferred Stock, of the Series C Convertible Preferred Stock or of the Series D Convertible Preferred Stock shall not prevent the election of the Common Director; the absence of a quorum of the Common Stock, of the Series C Convertible Preferred Stock or of the Series D Convertible Preferred Stock shall not prevent the election of the Series A Directors; the absence of such a quorum of the Series A Convertible Preferred Stock, of the Series D Convertible Preferred Stock or of the Common Stock shall not prevent the election of the Series C Director; and the absence of such a quorum of the Series A Convertible Preferred Stock, of the Series C Convertible

Preferred Stock or of the Common Stock shall not prevent the election of the Series D Director.

If there shall be a vacancy in the office of a director elected or to be elected by the holders of the outstanding shares of a specified class or classes of stock given the right to elect such director or directors pursuant to this subparagraph 1C (the “Specified Stock”), then a director to hold office for the unexpired term of such directorship may be elected solely by either: (i) a majority of the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or (ii) the required vote of holders of the shares of such Specified Stock specified in this subparagraph 1C that are entitled to elect such director (which, in the case of (a) the Preferred and Common Director, shall be a majority of the outstanding votes applicable to the Convertible Preferred Stock and Common Stock, voting together as a single class on an as-converted to Common Stock basis and (b) the Remaining Director, shall be a majority of the outstanding votes applicable to the Convertible Preferred Stock, voting together as a single class on an as-converted to Common Stock basis). The directors shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified or until death, resignation or removal. Notwithstanding the foregoing, any director who shall have been elected to the Board of Directors by the holders of any Specified Stock, or by any director or directors elected by holders of any Specified Stock as provided above, may be removed during his or her term of office without cause by, and only by, the affirmative vote of shares representing a majority of all the outstanding shares of such Specified Stock entitled to vote for such director (which, in the case of (a) the Preferred and Common Director, shall be a majority of the outstanding votes applicable to the Convertible Preferred Stock and Common Stock, voting together as a single class on an as-converted to Common Stock basis and (b) the Remaining Director, shall be a majority of the outstanding votes applicable to the Convertible Preferred Stock, voting together as a single class on an as-converted to Common Stock basis), given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in this subparagraph 1C.”

[The remainder of his page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, this Sixth Amendment to Amended and Restated Certificate of incorporation has been executed by the undersigned this 22nd day of December, 2011.

KAYAK SOFTWARE CORPORATION

/s/ Daniel Stephen Hafner
Name: Daniel Stephen Hafner
Title: President

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